Exhibit 3.21

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State
Office of the Secretary of State
CERTIFICATE OF FILING
OF
Precision Drilling Company, LP
File Number: 11578610
The undersigned, as Secretary of State of Texas, hereby certifies that an amendment to the certificate of limited partnership or the application for registration as a foreign limited partnership for the above named limited partnership has been received in this office and filed as provided by law on the date shown below.
Accordingly, the undersigned, as Secretary of State hereby issues this Certificate evidencing the filing in this office.
Dated: 05/19/2009
Effective: 05/19/2009

Hope Andrade Secretary of State

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Prepared by: Pat Cantrell	TID: 10069	Document: 259094010002

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
GREY WOLF DRILLING COMPANY L.P.
     Pursuant to the provisions of Section 3,053 of the Texas Business Organizations Code, the undersigned Grey Wolf Holdings Company, being the general partner of Grey Wolf Drilling Company, L.P. (the “Partnership”) adopts the following Certificate of Amendment to the Partnership’s Certificate of Limited Partnership:
     1. That the Certificate of Limited Partnership of the Partnership, dated December 30, 1998, is hereby amended by changing paragraph “1” thereof so that, as amended, said paragraph shall read in its entirety as follows:
          1. Name of Partnership:           Precision Drilling Company, LP
     2. The above amendment to the Certificate of Limited Partnership has been adopted and approved in the manner required by the Texas Business Organizations Code and constituent documents of the Partnership, having been approved by the general partner of the Partnership.
     3. This document will become effective when the document is filed by the secretary of state.

     IN WITNESS WHEREOF, said Partnership has caused this certificate to be signed this 18th day of May, 2009.

GENERAL PARTNER:

GREY WOLF HOLDINGS COMPANY

By:	/s/ Kenneth J. Haddad Kenneth J. Haddad,
Vice President, Business Development

Exhibit 3.21
The State of Texas
SECRETARY OF STATE
     IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:
GREY WOLF DRILLING COMPANY L.P.
CHARTER #115786-10

CERTIFICATE OF LIMITED PARTNERSHIP	DECEMBER 30, 1998

IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in the City of Austin, on April 16, 1999.

/s/ Elton Bomer Elton Bomer	PH
Secretary of State

CERTIFICATE OF LIMITED PARTNERSHIP

FOR GREY WOLF DRILLING COMPANY L.P.

1.	Name of Partnership:	Grey Wolf Drilling Company L.P.

2.	Address of Principle Office in the United States where records of the partnership are to be kept or made available:	10370 Richmond Avenue, Suite 600 Houston, Texas 77042-4139

3.	Registered Agent and Office:	David W. Wehlmann
10370 Richmond Ave., Suite 600
Houston, Texas 77042

4.	General Partner:	Grey Wolf Holdings Company
10370 Richmond Ave., Suite 600
Houston, Texas 77042
EXECUTED effective as of December 30, 1998.

GENERAL PARTNER:

GREY WOLF HOLDINGS COMPANY

By: Name:	/s/ David W. Wehlmann David W. Wehlmann
Its:	Senior Vice President, Chief Financial Officer and Secretary